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                                                                     Exhibit 1.1

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                                 AMERICAN EQUITY
                         INVESTMENT LIFE HOLDING COMPANY
                              (AN IOWA CORPORATION)
                                 DEBT SECURITIES


                             UNDERWRITING AGREEMENT


                                 DATED:  , 2004


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                 AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

                              (AN IOWA CORPORATION)
                                 DEBT SECURITIES

                             UNDERWRITING AGREEMENT

                                                                          , 2004

Ladies and Gentlemen:

         From time to time, American Equity Investment Life Holding Company, an Iowa corporation (the "COMPANY"), proposes to enter into one or more Pricing Agreements (each a "PRICING AGREEMENT") in the form of Exhibit A hereto, with such additions and deletions as the parties thereto may determine and, subject to the terms and conditions stated herein and therein, to issue and sell to the firms named in Schedule I to the applicable Pricing Agreement (the "UNDERWRITERS" with respect to such Pricing Agreement and the securities specified therein) the principal amount of its securities identified in Schedule I to the applicable Pricing Agreement (the "SECURITIES").

         The terms and rights of any particular issuance of Securities shall be as specified in the Pricing Agreement relating thereto and in or pursuant to the Senior Indenture or Subordinated Indenture (each an "INDENTURE"), as applicable and identified in such Pricing Agreement.

         Particular sales of Securities may be made from time to time to the Underwriters of such Securities, for whom the firms designated as representatives of the Underwriters of such Securities in the Pricing Agreement relating thereto will act as representatives (the "REPRESENTATIVES"). The term "Representatives" also refers to a single firm acting as sole representative of the Underwriters and to Underwriters who act without any firm being designated as their representative. This Agreement shall not be construed as an obligation of the Company to sell any of the Securities or as an obligation of any of the Underwriters to purchase the Securities. The obligation of the Company to issue and sell any of the Securities and the obligation of any of the Underwriters to purchase any of the Securities shall be evidenced by the Pricing Agreement with respect to the Securities specified therein.

         Each Pricing Agreement shall specify the aggregate principal amount of such Securities, the initial public offering price of such Securities, the purchase price to the Underwriters of such Securities, the names of the Underwriters of such Securities, the names of the Representatives of the Underwriters and the principal amount of such Securities to be purchased by each Underwriter. In addition, such Pricing Agreement shall set forth the date, time and manner of delivery of such Securities and payment therefor. The Pricing Agreement shall also specify (in a manner not inconsistent with the applicable Indenture and the registration statement and prospectus with respect thereto) the terms of such Securities. A Pricing Agreement shall be in the form of an executed writing, and may be evidenced by an exchange of telegraphic communications or any other rapid transmission device designed to produce a written record of communications transmitted. The obligations of the Underwriters under this Agreement and each Pricing Agreement shall be several and not joint.

         The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement, including a prospectus, on Form S-3 (No. 333--) under the Securities Act of 1933, as amended (the "1933 ACT"), which has become effective, for the

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registration of the Securities. The Company proposes to file with the Commission pursuant to Rule 424 ("RULE 424") of the rules and regulations of the Commission under the 1933 Act (the "1933 ACT REGULATIONS") a supplement or supplements to the form of prospectus included in such registration statement relating to the Securities and plan of distribution thereof. Such registration statement, including the prospectus included therein and any exhibits thereto, as amended at the time of any Pricing Agreement, is hereinafter called the "REGISTRATION STATEMENT;" such prospectus included in the Registration Statement as supplemented by the prospectus filed with the Commission pursuant to Rule 424 is hereinafter called the "PROSPECTUS." Any preliminary form of the Prospectus which has heretofore been filed pursuant to Rule 424 is hereinafter called the "PRELIMINARY PROSPECTUS." Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934 (the "1934 ACT") on or before the date of this Agreement, or the issue date of any Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the 1934 Act after the date of this Agreement, or the issue date of any Preliminary
Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference. For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         SECTION 1.  REPRESENTATIONS AND WARRANTIES.

         (a) REPRESENTATIONS AND WARRANTIES BY THE COMPANY. The Company represents and warrants to each Underwriter as of the date of the applicable Pricing Agreement and as of the Closing Time, and agrees with each Underwriter, as follows:

               (i) COMPLIANCE WITH REGISTRATION REQUIREMENTS. The Registration Statement has become effective under the 1933 Act.

               As of the date hereof, when the Prospectus is first filed or transmitted for filing pursuant to Rule 424, when, prior to the Closing Time (as hereinafter defined), any amendment to the Registration Statement becomes effective (including the filing of any document incorporated by reference in the Registration Statement), when any supplement to the Prospectus is filed with the Commission at the Closing Time, (i) the Registration Statement, as amended as of any such time, and the Prospectus, as amended or supplemented as of any such time, and the Indenture will comply in all material respects with the applicable requirements of the 1933 Act, the Trust Indenture Act of 1939 (the "1939 ACT"), and the 1934 Act and the respective rules thereunder and (ii) neither the Registration Statement, as amended as of such time, nor the Prospectus, as amended or supplemented as of such time, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; PROVIDED, HOWEVER, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustees or (ii) the information contained in or omitted from the Registration Statement or the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information relating to such Underwriter

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         or the underwriting arrangements furnished in writing to the Company by the Underwriter specifically for use in the Registration Statement and the Prospectus.

               Each document incorporated by reference in the Registration Statement and the Prospectus will comply in all material respects with the Exchange Act.

               (ii) INDEPENDENT ACCOUNTANTS. The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

               (iii) FINANCIAL STATEMENTS. The consolidated financial statements included in or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated Subsidiaries at the dates indicated and the statement of income, changes in stockholders' equity and cash flows of the Company and its consolidated Subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles in the United States ("GAAP") applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The supporting schedules included in or incorporated by reference in the Registration Statement present fairly in all material respects the information required to be stated therein in accordance with GAAP. The selected consolidated financial and other data and the summary consolidated financial and other data included in or incorporated by reference in the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included in or incorporated by reference in the Registration Statement or with statutory accounting principles or practices required or permitted by the National Association of Insurance Commissioners and by the appropriate insurance department of the jurisdiction of each Insurance Subsidiary (as defined below) ("SAP"), as applicable (except as otherwise noted therein).

               (iv) NO MATERIAL ADVERSE CHANGE IN BUSINESS. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, surplus, capital, business affairs or business prospects of the Company and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "MATERIAL ADVERSE EFFECT"), and (B) there have been no transactions entered into by the Company or any of the Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and the Subsidiaries considered as one enterprise.

               (v) GOOD STANDING OF THE COMPANY. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Iowa and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Pricing Agreement (including the provisions of this Agreement); and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except

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         where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

               (vi) GOOD STANDING OF SUBSIDIARIES. Each direct and indirect subsidiary of the Company (each, a "SUBSIDIARY") has been duly incorporated or organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has the corporate or other power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through one or more Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except for such security interests, mortgages, pledges, liens, encumbrances, claims or equities (i) pursuant to the Company's bank credit facility, as amended or (ii) that are immaterial to the Company and the Subsidiaries taken as a whole; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. Each of the Company and each Subsidiary of the Company that is engaged in the business of insurance or reinsurance (collectively, the "INSURANCE SUBSIDIARIES") is in compliance with the requirements of the insurance laws and regulations of its respective jurisdiction of organization or incorporation, as the case may be, and the insurance laws and regulations of other jurisdictions which are applicable to it, and has filed all notices, reports, documents or other information required to be filed thereunder, in each case, with such exceptions as would not reasonably be expected to have a Material Adverse Effect; and, except as otherwise specifically described in the Prospectus, neither the Company nor any Insurance Subsidiary has received any notification from any insurance regulatory authority to the effect that any additional authorization, approval, order, consent, license, certificate, permit, registration or qualification ("APPROVALS") is needed to be obtained by the Company or any of the Insurance Subsidiaries in any case where it could be reasonably expected that obtaining such Approvals or the failure to obtain such Approvals would have a Material Adverse Effect.

               (vii) CAPITALIZATION. The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

               (viii) AUTHORIZATION OF AGREEMENT. The Pricing Agreement (including the provisions of this Agreement) has been duly authorized, executed and delivered by the Company.

               (ix) AUTHORIZATION OF INDENTURE. The Indenture has been duly authorized, executed and delivered by the Company, and has been duly qualified under the 1939 Act and, when duly executed and delivered by the Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency

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         (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

               (x) AUTHORIZATION AND DESCRIPTION OF SECURITIES. The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to the Pricing Agreement (including the provisions of this Agreement) and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered by the Company pursuant to such Pricing Agreement (including the provisions of this Agreement) against payment of the consideration set forth therein, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture; the Securities and the Indenture conform in all material respects to all statements relating thereto contained in the Prospectus and are in substantially the respective forms filed or incorporated by reference as exhibits to the Registration Statement.

               (xi) ABSENCE OF DEFAULTS AND CONFLICTS. Neither the Company nor any of the Subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively, "AGREEMENTS AND INSTRUMENTS") except for such defaults that would not reasonably be expected to result in a Material Adverse Effect; and the execution, delivery and performance of the Indenture, the Securities and the Pricing Agreement (including the provisions of this Agreement) and the consummation of the transactions contemplated by the Pricing Agreement (including the provisions of this Agreement) and in the Registration Statement (including the issuance and sale of the Securities and the use of proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations under the Pricing Agreement (including the provisions of this Agreement) and under the Indenture and the Securities have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, any of the Agreements and Instruments (except
         (i) for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not reasonably be expected to result in a Material Adverse Effect or (ii) for such conflicts, breaches, defaults or Repayment Events that have been waived or consented to or will be waived or consented to as of the Closing Time), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any Subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets,

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         properties or operations. As used herein, a "REPAYMENT EVENT" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.

               (xii) ABSENCE OF LABOR DISPUTE. No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary's principal suppliers or customers, which, in either case, would reasonably be expected to result in a Material Adverse Effect.

               (xiii) ABSENCE OF PROCEEDINGS. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or any of its Subsidiaries, threatened, against or affecting the Company or any Subsidiary, that is required to be disclosed in the Registration Statement (other than as disclosed therein), or that would reasonably be expected to result in a Material Adverse Effect, or that would reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Pricing Agreement (including the provisions of this Agreement) and compliance by the Company with its obligations under the Pricing Agreement (including the provisions of this Agreement).

               (xiv) ACCURACY OF EXHIBITS. There is no contract or other document that is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit thereto that is not described or filed as required by the 1933 Act and the 1933 Act Regulations.

               (xv) POSSESSION OF INTELLECTUAL PROPERTY. The Company and the Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "INTELLECTUAL PROPERTY") material to the conduct of their businesses now operated by them, and neither the Company nor any of the Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances that would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of the Subsidiaries therein, other than any such infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

               (xvi) ABSENCE OF FURTHER REQUIREMENTS. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations under the Pricing Agreement (including the provisions of this Agreement), in connection with the offering, issuance or sale of the Securities pursuant to the Pricing Agreement (including the provisions of this Agreement) or the consummation of the transactions contemplated by the Pricing Agreement (including the provisions of this Agreement) or for the execution, delivery and performance of the Indenture by the

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         Company, except such as have been already obtained or will be timely made or obtained prior to the Closing Time or as may be required under the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations, state insurance laws or state securities laws.

               (xvii) POSSESSION OF LICENSES AND PERMITS. The Company and the Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (including, without limitation, from the insurance regulatory agencies of the various jurisdictions where they conduct business) (collectively, "GOVERNMENTAL LICENSES") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; the Company and the Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

               (xviii) REINSURANCE TREATIES. All reinsurance treaties and arrangements to which any Insurance Subsidiary is a party are in full force and effect and no Insurance Subsidiary is in violation of, or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained therein, except where the failure to be in full force and effect or where such violation or default would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. No Insurance Subsidiary has received any notice from any of the other parties to such treaties, contracts or agreements that such other party intends not to perform such treaty and, to the knowledge of the Company, none of the other parties to such treaties or arrangements will be unable to perform such treaty or arrangement except to the extent adequately and properly reserved for in the audited consolidated financial statements of the Company included in or incorporated by reference in the Prospectus, except where such nonperformance would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

               (xix) STATUTORY FINANCIAL STATEMENTS. The statutory financial statements of the Insurance Subsidiaries have been prepared, for each relevant period, in conformity with SAP applied on a consistent basis throughout the periods involved, except (1) as may otherwise be indicated therein or in the notes thereto and (2) in the case of any such financial statements for periods less than a full year, for any normal year-end adjustments, and present fairly in all material respects the statutory financial position of the Insurance Subsidiaries as of the dates thereof, and the statutory basis results of operations of the Insurance Subsidiaries for the periods covered thereby.

               (xx) TITLE TO PROPERTY. The Company and the Subsidiaries have good and marketable title to all real property owned by the Company and the Subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages,

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         pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, individually or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries; and all of the leases and subleases material to the business of the Company and the Subsidiaries, considered as one enterprise, and under which the Company or any of the Subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

               (xxi) INVESTMENT COMPANY ACT. The Company is not, and upon the issuance and sale of the Securities as contemplated herein and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 ACT").

               (xxii) ENVIRONMENTAL LAWS. Except as described in the Registration Statement and except as would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of the Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, "HAZARDOUS MATERIALS") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "ENVIRONMENTAL LAWS"), (B) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of the Subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of the Subsidiaries relating to Hazardous Materials or any Environmental Laws.

               (xxiii) TAX MATTERS. The Company and each of the Subsidiaries have filed all tax returns required to be filed, or have duly requested extensions thereof, which returns are true and correct, except to the extent that any failure to file, request for an extension or incorrectness would not reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any of the Subsidiaries is in default in the payment of any taxes, including penalties and interest, assessments, fees and other charges, shown thereon due or otherwise assessed, other than (A) those being contested in good faith and for which adequate reserves have been provided or (B) those currently payable without

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         interest which were payable pursuant to said returns or any assessments with respect thereto, except where the default would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

               (xxiv) INSURANCE. The Company and the Subsidiaries maintain insurance against such losses and risks and in such amounts as is commercially reasonable in light of the business presently conducted by the Company and the Subsidiaries, all of which insurance is in full force and effect. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility. The Company and each of the Subsidiaries are in compliance with the terms of such policies and instruments in all material respects, and neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

               (xxv) ACCOUNTING CONTROLS. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed with management's general and specific authorizations; (B) transactions are recorded as necessary to permit preparation of the Company's consolidated financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general and specific authorizations; and (D) the reported accountability of the assets of the Company and the Subsidiaries is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (b) OFFICER'S CERTIFICATES. Any certificate signed by any officer of the Company or any of the Subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

         SECTION 2.  SALE AND DELIVERY TO UNDERWRITERS; CLOSING.

         (a) INITIAL SECURITIES. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule II to the applicable Pricing Agreement, the principal amount of the Securities set forth in Schedule I to the applicable Pricing Agreement opposite the name of such Underwriter.

         (b) PAYMENT. Securities to be purchased by each Underwriter pursuant to the Pricing Agreement relating thereto, in definitive form to the extent practicable, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours' prior notice to the Company, shall be delivered by or on behalf of the Company to the Representatives for the account of such Underwriter at the office, on the date and at the time specified in the applicable Pricing Agreement (or such later date not later than five business days after such specified date as the Representatives shall designate), which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 10 hereof (such time and date of payment and delivery being herein called the "CLOSING TIME"). Delivery of the Securities shall be made to the Underwriters for the respective accounts of the several Underwriters against payment by the several Representatives of the purchase price thereof to the Company by wire transfer of immediately available funds to a bank account designated by the Company or otherwise as set forth in the applicable Pricing Agreement. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase.

         SECTION 3. COVENANTS OF THE COMPANY. The Company covenants with each Underwriter as follows:

         (a) PREPARATION OF PROSPECTUS. The Company will prepare the Prospectus as amended and supplemented in relation to the applicable Securities in a form approved by the Representatives and will file timely such Prospectus pursuant to Rule 424(b) under the 1933 Act.

         (b) FILING OF AMENDMENTS. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object in good faith.

         (c) DELIVERY OF REGISTRATION STATEMENTS. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (d) DELIVERY OF PROSPECTUSES. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (e) CONTINUED COMPLIANCE WITH SECURITIES LAWS. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in the Pricing Agreement (including the provisions of this Agreement) and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to

Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

         (f) BLUE SKY QUALIFICATIONS. The Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of time as may be necessary to complete the distribution of the Securities; PROVIDED, HOWEVER, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of time as may be necessary to complete the distribution of the Securities.

         (g) RULE 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

         (h) USE OF PROCEEDS. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds".

         (i) RESTRICTION ON SALE OF SECURITIES. During the period beginning from the date of the Pricing Agreement for any Securities and continuing to and including the latter of (i) the termination of trading restrictions, if any, for such Securities, of which the Company shall be notified by the Representatives or their counsel, and (ii) the Closing Time for such Securities, the Company agrees not to offer, sell, contract to sell or otherwise dispose of any securities of the Company which are substantially similar to such Securities, without the prior written consent of the Representatives, which consent shall not be unreasonably withheld.

         SECTION 4.  PAYMENT OF EXPENSES.

         (a) EXPENSES. The Company will pay all expenses incident to the performance of its obligations under the Pricing Agreement (including the provisions of this Agreement), including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of the Pricing Agreement, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of any Preliminary Prospectus and of the Prospectus and any amendments or supplements thereto,

(vii) the reasonable fees and expenses of the Trustee, any paying agent or transfer agent, including the reasonable fees and disbursements of counsel for the Trustee, any paying agent or transfer agent, in connection with the Indenture and the Securities, (viii) any fees payable in connection with the rating of the Securities, (ix) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (x) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the pro rata cost of aircraft and other transportation chartered in connection with the road show, and (xi) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the NASD of the terms of the sale of the Securities. Except as otherwise set forth in this Section and in Sections 6 and 7, the Underwriters shall be responsible for all other expenses incurred by them, including the fees and expenses of their counsel.

         (b) TERMINATION OF AGREEMENT. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

         SECTION 5. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any Subsidiary delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

         (a) FILING OF PROSPECTUS. The Prospectus as amended or supplemented in relation to the applicable Securities shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the 1933 Act and in accordance with Section 3(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives' reasonable satisfaction.

         (b) OPINION OF SPECIAL COUNSEL FOR COMPANY. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters.

         (c) OPINION OF GENERAL COUNSEL FOR COMPANY. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Wendy L. Carlson, Esq., General Counsel and Chief Financial Officer of the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters.

         (d) OPINION OF COUNSEL FOR UNDERWRITERS. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of counsel for the

Underwriters, in form and substance reasonably satisfactory to the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters.

         (e) OFFICERS' CERTIFICATE. At Closing Time, there shall not have been, since the date of the Pricing Agreement or since the respective dates as of which information is given in the Prospectus, any Material Adverse Effect, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no Material Adverse Effect, (ii) the representations and warranties in
Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

         (f) ACCOUNTANTS' COMFORT LETTER. At the time of the execution of the Pricing Agreement, the Representatives shall have received from Ernst & Young LLP, a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

         (g) BRING-DOWN COMFORT LETTER. At Closing Time, the Representatives shall have received from Ernst & Young LLP, a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

         (h) MAINTENANCE OF RATING. Since the execution of the Pricing Agreement, there shall not have been any decrease in the rating of any of the Company's securities or the rating of any Subsidiary by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the 1933 Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

         (i) ADDITIONAL DOCUMENTS. At Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

         (j) TERMINATION OF AGREEMENT. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, the Pricing Agreement (including the provisions of this Agreement) may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 6, 7 and 8 shall survive any such termination and remain in full force and effect.

         SECTION 6.  INDEMNIFICATION.

         (a) INDEMNIFICATION OF UNDERWRITERS. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

               (i) against any and all loss, liability, claim, damage and reasonable expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (ii) against any and all loss, liability, claim, damage and reasonable expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; PROVIDED that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

               (iii) against any and all expense whatsoever, as reasonably incurred (including the reasonable fees and disbursements of counsel chosen by the Representatives), in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

PROVIDED, HOWEVER, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use in the Registration Statement (or any amendment thereto), or any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto); PROVIDED, further, that the foregoing indemnity with respect to any untrue statement contained in or any omission from the Registration Statement shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, liability, claim, damages or expense purchased any of the Securities that are the subject thereof if the Company shall sustain the burden of proving that (i) the untrue statement or omission contained in the Registration Statement was corrected and (ii) such person was not sent or given a copy of the Prospectus which corrected the untrue statement or omission at or prior to the written confirmation of the sale of such Securities to such person.

         (b) INDEMNIFICATION OF COMPANY, DIRECTORS AND OFFICERS. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use in the Registration Statement (or any amendment thereto) or such Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto).

         (c) ACTIONS AGAINST PARTIES; NOTIFICATION. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; PROVIDED, HOWEVER, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this
Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) SETTLEMENT WITHOUT CONSENT IF FAILURE TO REIMBURSE. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel in accordance with the terms hereof, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and
(iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

         SECTION 7.  CONTRIBUTION. If the indemnification provided for in
Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to the Pricing Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to the Pricing Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to the Pricing Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

         The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by PRO RATA allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Securities set forth opposite their respective names in Schedule II to the Pricing Agreement and not joint.

         SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of the Subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect until the one year anniversary of the Closing Time, regardless of (i) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Securities; PROVIDED that the agreements contained in Sections 4, 6 and 7 shall remain operative and in full force and effect thereafter.

         SECTION 9.  TERMINATION OF AGREEMENT.

         (a) TERMINATION; GENERAL. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of the Pricing Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the good faith judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

         (b) LIABILITIES. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 6, 7 and 8 shall survive such termination and remain in full force and effect.

         SECTION 10. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS. If one or more of the Underwriters shall fail at Closing Time to purchase the Securities which it or they are obligated to purchase under the Pricing Agreement (the "DEFAULTED SECURITIES"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

               (i) if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

               (ii) if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased on such date, the Pricing Agreement (including the provisions of this Agreement) shall terminate without liability on the part of any non-defaulting Underwriter.

         No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of the Pricing Agreement (including the provisions of this Agreement), either the Representatives or the Company shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

         SECTION 11. TAX DISCLOSURE. Notwithstanding any other provision of this Agreement or any Pricing Agreement, the parties (and each employee, representative or other agent of each party) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as such terms are used in Sections 6011, 6111 and 6112 of the U.S. Code and the Treasury Regulations promulgated thereunder) of the transactions contemplated by this Agreement and any Pricing Agreement and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment and tax structure.

         SECTION 12. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at the address specified in the Pricing Agreement; and notices to the Company shall be directed to it at 5000 Westown Parkway, Suite 440, West Des Moines, Iowa 50266, attention of Wendy
L. Carlson.

         SECTION 13. PARTIES. The Pricing Agreement (including the provisions of this Agreement) shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in the Pricing Agreement (including the provisions of this Agreement) is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of the Pricing Agreement (including the provisions of this Agreement) or any provision herein contained. The Pricing Agreement (including the provisions of this Agreement) and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         SECTION 14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         SECTION 15. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

         SECTION 16. COUNTERPARTS. The Pricing Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         SECTION 17. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.


                                                  Very truly yours,

                                                  AMERICAN EQUITY INVESTMENT
                                                  LIFE HOLDING COMPANY


                                                  By:
                                                     -----------------------
                                                  Name:
                                                  Title:

                                                                       EXHIBIT A

                                PRICING AGREEMENT


                                                            _____________, _____


[                 ]
as representatives of the
several Underwriters
named in Schedule I hereto
       c/o [           ]


Ladies and Gentlemen:

         American Equity Investment Life Holding Company, an Iowa corporation (the "COMPANY"), proposes, subject to the terms and conditions stated herein (this "AGREEMENT") and in the Underwriting Agreement, dated ________, 2004 (the "UNDERWRITING AGREEMENT"), to issue and sell to the Underwriters named in
Schedule I hereto (the "UNDERWRITERS") the Securities specified in Schedule II hereto (the "DESIGNATED SECURITIES"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Agreement, except that each representation and warranty that refers to the Prospectus in Section 1 of the Underwriting Agreement shall be deemed to be a representation and warranty as of the date of this Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to the Underwriting Agreement and the address of the Representatives are set forth at the end of Schedule II hereto.

         An amendment to the Registration Statement, or a supplement to the form of prospectus included in the Registration Statement, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

         Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to sell to each Underwriter, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the time and place and at the purchase price set forth in Schedule II hereto, the principal amount of the Designated Securities set forth in Schedule I to hereto opposite the name of such Underwriter.

         If the foregoing is in accordance with your understanding, please sign and return to us _____ counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company.

                                                 Very truly yours,

                                                 AMERICAN EQUITY INVESTMENT LIFE
                                                 HOLDING COMPANY

                                                 By:
                                                    ----------------------------
                                                 Name:
                                                 Title:


Accepted as of the date hereof
on behalf of each of the Underwriters:


By:
   --------------------------------------
Name:
Title:

                                   SCHEDULE I
                            TO THE PRICING AGREEMENT

                                                           Principal Amount of
Name of Underwriter                                        Designated Securities
-------------------                                        ---------------------
Total......................................................$

                                   SCHEDULE II
                            TO THE PRICING AGREEMENT

Underwriting Agreement dated __________, 2004
Registration Statement No. 333-__________

TITLE, PURCHASE PRICE AND DESCRIPTION OF SECURITIES

Title:

Applicable Indenture:

Aggregate Principal Amount:

Price to the Public:

Purchase Price by Underwriters (include accrued interest, if any):

Sinking Fund Provisions:

Redemption Provisions:

Securities into which Convertible or Exchangeable:

Maturity:

Interest Rate:

Interest Payment Dates:

Other Provisions:

OTHER

Closing Time and Location:

Names and Addresses of Representatives:

Address for Notices, etc.:

Other Terms, if any: